** PRIVILEGED AND CONFIDENTIAL DRAFT 1-9-08 **

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2008

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2275 Research Blvd., Suite 500
Rockville, MD 20850
(Address of principal executive offices including Zip Code)

(301) 840-3888

(Registrant’s telephone number, including area code)

 (Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Synutra International, Inc.
Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

During its ongoing assessment process to improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, the registrant identified certain deficiencies and errors in its financial statements as described below.

On July 15, 2005, pursuant to a Share Exchange Agreement dated as of June 14, 2005 among Vorsatech Ventures, Inc., Thomas Braun, Beams Power Investment Limited, Strong Gold Finance Ltd and Synutra, Inc., (“Synutra Illinois”), Vorsatech Ventures, Inc. issued 48,879,500 shares of its common stock in exchange for all of the issued and outstanding shares of Synutra Illinois (the “Exchange”). As a result of this Exchange, Synutra Illinois became a wholly owned subsidiary of Vorsatech Ventures, Inc. In connection with the Exchange, Synutra Illinois changed its corporate year end from December 31 to March 31 and Vorsatech Ventures, Inc. and, subsequently, changed its name to Synutra International, Inc. On August 22, 2005, the Company filed Amendment No. 1 to its Current Report on Form 8-K providing the financial statements of Synutra Illinois required by Rule 3-05(b) of Regulation S-X that included audited financial statements for the years ended December 31, 2003 and 2004, and unaudited financial statements for the six and three months ended June 30, 2005.

On January 10, 2008, the registrant concluded that the audited consolidated Balance Sheets, Income Statements and Cash Flow Statements as of and for the calendar years ended December 31, 2003 and 2004 and unaudited consolidated Balance Sheets, Income Statements and Cash Flow Statements as of and for the three and six months ended June 30, 2004 and 2005 of its wholly owned subsidiary, Synutra Illinois, should no longer be relied upon because of errors in such financial statements. The registrant intends to amend the Current Report on Form 8-K filed on August 22, 2005 to restate the Synutra Illinois’ financial statements to (i) reclassify certain other income as sales revenue and (ii) breakout certain cash and cash equivalents into cash and restricted cash line items. The anticipated restatement of Synutra Illinois’ financial statements is the result of the registrant's assessment of the effectiveness of its disclosure controls and procedures and internal controls over financial reporting.

The registrant has also concluded that certain filings made subsequent to the Current Report on Form 8-K filed on August 22, 2005, including the registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2007, which presented audited financial statements covering the 12-month periods ended March 31, 2005, 2006, and 2007 (together, the “Form 10-K”), should have presented, but did not present, audited financial statements for the three-month transition period ended March 31, 2005, unaudited comparative financial statements for the three months ended March 31, 2004 and audited financial statements for the 12-month period ended December 31, 2004 rather than audited financial statements for the 12-month period ended March 31, 2005. The registrant intends to amend its Form 10-K to present such periods and related disclosures.

During the assessment of its disclosure controls and procedures and internal control over financial reporting, the registrant also analyzed its financial position, changes in financial position and results of operations as of the same dates and for the same periods for which audited consolidated financial statements have been presented, and determined that the restricted net assets of the registrant’s consolidated subsidiaries not available for distribution to the registrant as of March 31, 2007 exceeded certain thresholds. Accordingly, the registrant intends to amend its Form 10-K to include Schedule I to present condensed financial information of the registrant for the years ended March 31, 2006 and 2007 as part of the financial statements as required by Articles 12-04(a) and 4-08(e)(3) of Regulation S-X. The registrant also intends to add disclosure to the notes to the financial statements of the Form 10-K to describe its assessment of the restricted net assets of the registrant’s consolidated subsidiaries. Finally, the registrant identified an error in the Cash Flow Statements for the year ended March 31, 2006 in which the depreciation expense amount was misstated. The registrant intends to revise the data column for the year ended March 31, 2006 in the Cash Flow Statements to reflect the correct depreciation amount of that period. On January 10, 2008, the registrant concluded that the financial statements included in the Form 10-K should no longer be relied upon because of the errors in such financial statements as described above.

Management of the registrant [and the registrant’s board of directors] discussed the matters disclosed under this Item 4.02 with independent registered public accounting firms, Rotenberg & Co. LLP and Deloitte Touche Tohmatsu CPA Ltd.

The registrant issued a press release on January 11, 2008, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Current Report on Form 8-K includes forward-looking statements, including statements regarding the registrant’s assessment of the need to restate its historical financial statements and the scope of such possible restatement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Document

99.1	Synutra International, Inc. Press Release dated January 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.
(Registrant)

Date: January 11, 2008	By:	/s/ Weiguo Zhang
	Name:	Weiguo Zhang
	Title:	President and Chief Operating Officer

EXHIBIT INDEX1

Exhibit No.	Document

99.1	Synutra International, Inc. Press Release dated January 11, 2008.